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                                   EXHIBIT 2.7

                           API ELECTRONIC GROUP INC.

                                      2003

                               STOCK OPTION PLAN

                                 August 1, 2003

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                           API ELECTRONIC GROUP INC.

                             2003 STOCK OPTION PLAN

THIS PLAN, adopted August 1, 2003.

                                   ARTICLE I
                         DEFINITIONS AND INTERPRETATION

1.1  Definitions.

As used in this Plan, unless there is something in the subject matter or context inconsistent therewith, the following terms will have the meanings set forth below:

     (a) "Affiliated Entity" means a corporation which, for purposes of the Income Tax Act (Canada), is a parent or subsidiary of the Corporation, direct or indirect.

     (b) "Associate" has the meaning ascribed to it in Section 1(1) of the OBCA.

     (c) "Award Date" means the date on which the Board grants a particular Option.

     (d) "Board" means the board of directors of the Corporation, or any committee thereof to which the board of directors of the Corporation has delegated the power to administer and grant Options under this Plan.

     (e)  "Cause" means:

          (i) "cause" as such term is defined in the written employment agreement between the Corporation and the Employee; or

          (ii) in the event there is no written employment agreement between the Corporation and the Employee or Cause is not defined in the written employment agreement between the Corporation and the Employee, the usual meaning of just cause under the common law or the laws of Ontario.

     (f) "Code" means the Internal Revenue Code of 1986, as amended (United States).

     (g) "Committee" means the Board, or the committee to which the Board delegates the power to act under or pursuant to the provisions of the Plan, but only to the extent a committee is selected. If the Board delegates powers to a committee, and if the Corporation is or becomes subject to Section 16 of the Exchange Act, then, if necessary for compliance therewith, such committee shall consist initially of not less than two (2) members of the Board, each member of which must be a "non-employee director," within the meaning of the applicable rules promulgated pursuant to the Exchange Act. If the Corporation is or becomes subject to Section 16 of the Exchange Act, no member of the Committee shall receive any Option

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          pursuant to the Plan or any similar plan of the Corporation or any
          Affiliated Entity while serving on the Committee unless the Board determines that the grant of such an Option satisfies the then current Rule 16b-3 requirements under the Exchange Act.

     (h) "Consultant" means an individual (or a company wholly owned by individuals) who:

          (i) provides bona fide consulting services to the Corporation or a subsidiary of the Corporation under a written contract;

          (ii) possesses technical, business, management expertise of value to the Corporation or a subsidiary of the Corporation;

          (iii) spend a significant amount of time and attention on the business and affairs of the Corporation or a subsidiary of the Corporation; and

          (iv) has a relationship with the Corporation or a subsidiary of the Corporation that enables the individual to be knowledgeable about the business and affairs of the Corporation.

     (i)  "Corporation" means API Electronics Group Inc.

     (j) "Director" means any individual holding the office of director or senior officer of the Corporation or a subsidiary of the Corporation to whom stock options can be granted in reliance on a prospectus exemption under applicable Securities Laws.

     (k) "Discounted Market Price" means the market price of the Corporation's Shares less the maximum allowable Exchange discount from that price, being the price at which Options may be granted to Option Holders.

     (l)  "Employee" means an individual who:

          (i) is considered an employee of the Corporation or a subsidiary of the Corporation under the Income Tax Act (Canada) (i.e. for whom income tax, employment insurance and CPP deductions must be made at source); or

          (ii) works full-time for the Corporation or a subsidiary of the Corporation, wherever situate, providing services normally provided by an employee and who is subject to the same control and direction by the Corporation or a subsidiary of the Corporation over the details and methods of work as an employee of the Corporation, but for whom income tax deductions are not made at source; or

          (iii) works for the Corporation or a subsidiary of the Corporation on a continuing and regular basis for a minimum amount of time per week providing services normally provided by an employee and who is subject

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               to the same control and direction by the Corporation or a
               subsidiary of the Corporation over the details and methods of work as an employee of the Corporation, but for whom income tax deductions are not made at source.

     (m)  "Event" has the meaning given in Section 3.8.

     (n) "Exchange" means that particular public North American equities market upon which the Corporation trades, from time to time.

     (o) "Exchange Act" means the United States Securities Exchange Act of 1934, as amended from time to time, or any successor statute thereto.

     (p) "Exercise Notice" means the notice respecting the exercise of an Option, in the form set out in Exhibit "I" to Schedule "A" hereto, duly executed by the Option Holder.

     (q) "Exercise Period" means the period during which a particular Option may be exercised and is the period from and including the Award Date through to and including the Expiry Date.

     (r) "Exercise Price" means the price at which an Option may be exercised as determined in accordance with Section 3.5.

     (s)  "Existing Options" has the meaning given in Section 3.2.

     (t) "Expiry Date" means the date determined in accordance with Section 3.3 and after which date a particular Option cannot be exercised.

     (u) "Incentive Option" means an Option which, when granted, is intended to be an "incentive stock option," as defined in Section 422 of the Code.

     (v) "Insider" has the meaning given to it in the Section 1(1) of the Securities Act (Ontario).

     (w) "Investor Relations Activities" means any activities, by or on behalf of the Corporation that promotes or reasonably could be expected to promote the purchase or sale of securities of the Corporation, but does not include:

          (i) the dissemination of information provided, or records prepared, in the ordinary course of business of the Corporation;

               (A) to promote the sale of products or services of the Corporation, or;

               (B)  to raise public awareness of the Corporation,

               that cannot reasonably, be considered to promote the purchase or sale of securities of the Corporation;

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          (ii) activities or communications necessary to comply with the requirements of,

               (A)  any applicable Securities Laws,

               (B) any Exchange requirements or the by-laws, rules or other regulatory instruments of any other self regulatory body or exchange having jurisdiction over the Corporation;

          (iii) communications by a publisher of, or writer for, a newspaper, magazine or business or financial publication, that is of general and regular paid circulation, distributed only to subscribers to it for value or to purchasers of it, if,

               (A) the communication is only through the newspaper, magazine or publication, and

               (B) the publisher or writer receives no commission or other consideration other than for acting in the capacity of publisher or writer; or

          (iv) activities or communications that may be otherwise specified by the Exchange.

     (x) "Market Price" means the last closing price of the Corporation's Shares on the Exchange prior to the grant of an option.

     (y) "Nonstatutory Option" means an Option which, when granted, is not intended to be an "incentive stock option," as defined in Section 422 of the Code.

     (z)  "OBCA" means the Business Corporations Act (Ontario), as amended.

     (aa) "Option" means an option to acquire Shares awarded to a Director, Employee or Consultant pursuant to the Plan.

     (bb) "Option Certificate" means a certificate, in the form substantially similar as that set out in Schedule "A", evidencing an Option.

     (cc) "Option Holder" means a Director, Employee or Consultant or former Director, Employee or Consultant, who holds an unexercised and unexpired Option or, where applicable, the Personal Representative of such person.

     (dd) "Plan" means this stock option plan.

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     (ee) "Person Representatives" means:

          (i) in the case of a deceased Option Holder, the executor or administrator of the deceased duly appointed by a court or public authority having jurisdiction to do so; and

          (ii) in the case of an Option Holder who for any reason is unable to manage his or her affairs, the person entitled by law to act on behalf of such Option Holder.

     (ff) "Regulatory Authorities" means all stock exchanges and other organized trading facilities on which the Corporation's Shares are listed and all securities commissions or similar securities regulatory bodies having jurisdiction over the Corporation.

     (gg) "Securities Laws" means securities legislation, securities regulation and securities rules, as amended, and the policies, notices, instruments and blanket orders in force from time to time that govern or are applicable to the Corporation.

     (hh) "Share" or "Shares" means, as the case may be, one or more common shares without par value in the capital of the Corporation.

     (ii) "Termination Date" means:

          (i) in the case of the resignation of the Option Holder as an Employee of the Corporation, the date that the Option Holder provides notice of his or her resignation as an Employee of the Corporation to the Corporation; or

          (ii) in the case of the termination of the Option Holder as an Employee of the Corporation by the Corporation for any reason other than death, the date that the Corporation provides notice of termination of the Option Holder's employment to the Option Holder; or

          (iii) in the case of the termination of the written contract of the Option Holder to provide consulting services to the Corporation, the date that one of the parties to the written contract provides notice of termination of the written contract to the other party.

1.2  Choice of Law.

This Plan is established under and the provisions of this Plan will be subject to and interpreted and construed in accordance with the laws of the Province of Ontario.

1.3  Headings.

The headings used herein are for convenience only and are not to affect the interpretation of the Plan.

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                                   ARTICLE II
                           PURPOSE AND PARTICIPATION

2.1  Purpose.

The purpose of this Plan is to provide the Corporation with a share-related mechanism to attract, retain and motivate qualified Directors, Employees and Consultants, to reward such of those Directors, Employees and Consultants as may be granted Options under this Plan by the Board from time to time for their contributions toward the long term goals of the Corporation and to enable and encourage such Directors, Employees and Consultants to acquire Shares as long term investments.

2.2  Participation.

The Committee will, from time to time and in its sole discretion, determine those Directors, Employees and Consultants, if any, to whom Options are to be awarded. The Committee may only grant options to an Employee or Consultant if such Employee or Consultant is a bona fide Employee or Consultant of the Corporation or a subsidiary of the Corporation. The Committee may, in its sole discretion, grant the majority of the Options to Insiders of the Corporation. However, in no case will the issuance of Shares upon the exercise of Options granted under the Plan in any proposed or existing share compensation arrangement result in:

     (a) the number of Shares reserved for issuance pursuant to stock options granted to Insiders exceeding 10% of the Corporation's issued and outstanding Shares;

     (b) the grant to Insiders, within any one year period, of a number of Shares exceeding 10% of the Corporation's issued and outstanding Shares;

     (c) the issuance to any one Insider and such Insider's Associates, within a one year period, of a number of shares exceeding 5% of the Corporation's issued and outstanding Shares;

     (d) the issuance to any one individual Director or Employee of a number of Shares exceeding 5% of the Corporation's issued and outstanding Shares at the time of granting;

     (e) the issuance to any one individual Director or Employer who is employed by the Corporation in Investor Relations Activities of a number of Shares exceeding 2% of the Corporation's issued and outstanding Shares in any 12-month period; or

     (f) the issuance to a Consultant of a number of Shares exceeding 2% of the Corporation's issued and outstanding Shares in any 12-month period.

Furthermore, in no case will a Director or Employee be granted an Option where the number of Shares that may be purchased pursuant to that Option exceed, when added to the number of Shares available for purchase pursuant to an Option previously granted to such Director or Employee which remain exercisable, 5% of the Corporation's issued and outstanding Shares as

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of the Award Date of the Option being granted. Likewise, in no case will a
Consultant be granted an Option where the number of Shares that may be purchased pursuant to that Option exceed, when added to the number of Shares available for purchase pursuant to Options previously granted to such Consultant which remain exercisable, 2% of the Corporation's issued and outstanding Shares as of the Award Date of the Option being granted. In addition, (i) each Employee receiving an Incentive Option must be an Employee of the Corporation or of an Affiliated Entity at the time an Incentive Option is granted or be otherwise eligible to receive Incentive Options; (ii) no Incentive Options shall be granted after the expiration of ten (10) years from the earlier of the date of the adoption of the Plan by the Corporation or the approval of the Plan by the stockholders of the Corporation; and (iii) the fair market value of the Shares (determined at the time the Option is granted) as to which Incentive Options are exercisable for the first time by any Employee during any single calendar year (under the Plan and under any other incentive option plan of the Corporation or an Affiliated Entity) shall not exceed $100,000.

Notwithstanding the foregoing, if the Corporation is or becomes subject to
Section 16 of the Exchange Act, then no individual who is a member of the Committee shall be eligible to receive an Option, unless the Board determines that the grant of the Option satisfies the then current Rule 16b-3 requirements under the Exchange Act. If the Corporation is not subject to Section 16 of the Exchange Act, then no individual who is a member of the Committee shall be eligible to receive an Option under the Plan unless the granting of such Option shall be approved by the Committee, with all of the members voting thereon being disinterested members. For the purpose of this Article II, a "disinterested member" shall be any member who shall not then be, or at any time within the year prior thereto have been, granted an Option under the Plan or any other plan of the Corporation or an Affiliated Entity, other than an Option granted under a formula plan established by the Corporation or an Affiliated Entity.

Notwithstanding any of the foregoing provisions, the Committee may authorize the grant of an Option to a person in advance of such person becoming an employee or serving as a director, consultant, or independent contractor of the Corporation or of an Affiliated Entity, with such authorization being conditioned upon such person becoming eligible to become an Option Holder at or prior to the actual grant of such Option and the execution of the Option Agreement.

2.3  Notification of Award.

Following the approval by the Committee of the awarding of an Option, the Committee will notify the Option Holder in writing of the award and will enclose with such notice the Option Certificate representing the Option so awarded.

2.4  Copy of Plan.

Each Option Holder, concurrently with the notice of the award of the Option, will, upon request, be provided with a copy of the Plan and a copy of any amendment to the Plan will be promptly provided by the Committee to each Option Holder.

2.5  Limitation.

The Plan does not give any Option Holder that is a Director the right to serve or continue to serve as a Director of the Corporation, does not give any Option Holder that is an Employee the

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right to be or to continue to be employed by the Corporation and does not give any Option Holder that is a Consultant the right to be or continue to be retained by the Corporation as a consultant for the Corporation.

                                  ARTICLE III
                        TERMS AND CONDITIONS OF OPTIONS

3.1  Board to Issue Shares.

The Shares to be issued to Option Holders upon the exercise of Options will be authorized and unissued Shares the issuance of which will have been authorized by the Board.

3.2  Number of Shares.

Subject to adjustment as provided for in Section 3.8 of this Plan, the number of Shares which will be available for purchase pursuant to Options granted under the Plan will not exceed 4,603,262, which number represents approximately 20% of the issued and outstanding 23,016,314 Shares in the share capital of the Corporation as of the date of this Plan. This number will include up to the number of Shares which may be issued upon the exercise of existing outstanding stock options (the "Existing Options") which, by the implementation of the Plan are deemed to have been re-granted under the Plan. Notwithstanding the foregoing, none of the terms and conditions of the Existing Options will be altered by their inclusion as Options under this Plan and are Existing Options to be exercisable by the holders thereof without further shareholder or regulatory approvals. If any Option expires or otherwise terminates for any reason without having been exercised in full, the number of Shares in respect of which Option expired or terminated will again be available for the purposes of this Plan.

3.3  Term of Option.

Subject to Section 3.4, the Expiry Date of an Option will be the date so fixed by the Committee at the time the particular Option is awarded, provided that such date will be no later than the fifth anniversary of the Award Date of such Option.

3.4  Termination of Option.

Subject to such other terms or conditions that may be attached to Options granted hereunder, an Option Holder may exercise an Option in whole or in part at any time or from time to time during the Exercise Period. Any Option or part thereof not exercised within the Exercise Period will terminate and become null, void and of no effect as of 5:00 p.m. (Toronto time) on the Expiry Date. The Expiry Date of an Option will be the earlier of the date so fixed by the Board at the time the Option is awarded and, unless otherwise set forth in the Option Certificate, the date established, if applicable, in sub-sections (a) to (d) below:

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     (a)  Death of Option Holder

          In the event that the Option Holder should die while he or she is still a Director (if he or she holds his or her Option as a Director), an Employee (if he or she holds his or her Option as an Employee) or a Consultant (if he or she holds his or her Option as a Consultant), the Expiry Date will be the first anniversary of the Option Holder's date of death.

     (b)  Ceasing to Hold Office

          In the event that the Option Holder holds his or her Option as a Director of the Corporation and such Option Holder ceases to be a Director of the Corporation other than by reason of death, the Expiry Date of the Option will be, unless otherwise provided for in the Option Certificate, the 90th day following the date the Option Holder ceases to be a Director of the Corporation unless the Option Holder ceases to be a Director of the Corporation as a result of:

          (i) ceasing to meet the qualifications set forth in Section 118 of the OBCA; or

          (ii) an ordinary resolution having been passed by the shareholders of the Corporation pursuant to Sub-section 122(1) of the OBCA; or

          (iii) an order made by any Regulatory Authority having jurisdiction to so order,

          in which case the Expiry Date will be the date the Option Holder ceases to be a Director of the Corporation.

     (c)  Ceasing to be an Employee or Consultant

          In the event that the Option Holder holds his or her Option as an Employee or Consultant of the Corporation and such Option Holder ceases to be an Employee or Consultant of the Corporation other than by reason of death, unless otherwise provided in the Option Certificate, the Expiry Date of the Option will be the 90th day following the Termination Date unless the Option Holder ceases to be:

          (i) an Employee of the Corporation as a result of termination for Cause; or

          (ii) an Employee or Consultant of the Corporation as a result of an order made by any Regulatory Authority having jurisdiction to so order,

          in which case the Expiry Date will be the Termination Date.

     (d)  Ceasing to be a Consultant Providing Investor Relations Activities

          Notwithstanding Sub-sections 3.4(a), (b) and (c) above, in the event that the Option Holder holds his or her Option as a Person engaged to provide Investor Relations Activities and such Option Holder ceases to be so engaged other than

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          by reason of death, the Expiry Date of the Option will not exceed the
          30th day following the Termination Date unless the Option Holder ceases to be so engaged as a result of:

          (i)  termination for Cause; or

          (ii) an order made by any Regulatory Authority having jurisdiction to so order,

          in which case the Expiry Date will be the Termination Date.

Notwithstanding anything contained in this Plan, in no case will an Option be exercisable later than the fifth anniversary of the Award Date of the Option.

3.5  Exercise Price.

The price at which an Option Holder may purchase a Share upon the exercise of an Option will be as set forth in the Option Certificate issued in respect of such Option and, in any event will not be less than the Discounted Market Price of the Corporation's Shares as of the Award Date.

In the case of an Incentive Option, if the optionee owns directly or by reason of the applicable attribution rules ten percent (10%) or less of the total combined voting power of all classes of share capital of the Corporation, the Option price (per share) of the Shares covered by each Incentive Option shall be not less than the "fair market value" of the Shares on the date of the grant of the Incentive Option. In all other cases of Incentive Options, the Option price shall be not less than one hundred ten percent (110%) of the said fair market value on the date of grant. If the Shares are listed on any national securities exchange, the fair market value shall be the closing sales price, if any, on the largest such exchange on the date of the grant of the Option, or, if none, on the most recent trade date thirty (30) days or less prior to the date of the grant of the Option. If the Shares are not then listed on any such exchange, then the fair market value of such Shares shall be the closing sales price if such is reported or otherwise the mean average of the closing "Bid" and the closing "Ask" prices, if any, as reported on the National Association of Securities Dealers Automated Quotation System ("NASDAQ") for the date of the grant of the Option, or if none, on the most recent trade date thirty (30) days or less prior to the date of the grant of the Option for which such quotations are reported. If the Shares are not then either listed on any such exchange or quoted on NASDAQ, then the fair market value shall be the mean between the average of the "Bid" and the average of the "Ask" prices, if any, as reported in the National Daily Quotation Service for the date of the grant of the Option, or, if none, for the most recent trade date thirty (30) days or less prior to the date of the grant of the Option for which such quotations are reported. If the fair market value cannot be determined under the preceding three sentences, it shall be determined in good faith by the Committee.

The Option price shall be paid in such form (permitted by Section 422 of the Code in the case of Incentive Options) as the Committee shall, either by rules promulgated pursuant to the provisions of Article V of the Plan, or in the particular Option Certificate, provide.

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3.6  Additional Terms.

Subject to all applicable Securities Laws of all applicable Regulatory Authorities, the Board may attach other terms and conditions to the grant of a particular Option, such terms and conditions to be referred to in a schedule attached to the Option Certificate at the time of grant. These terms and conditions may include, but are not necessarily limited to, the following:

     (a) providing that an Option expires on a date other than as provided for herein;

     (b) providing that a portion or portions of an Option vest after certain periods of time or upon the occurrence of certain events, or expire after certain periods of time or upon the occurrence of certain events;

     (c) providing that an Option be exercisable immediately, in full, notwithstanding that it has vesting provisions, upon the occurrence of certain events, such as a friendly or hostile take-over bid for the Corporation; and

     (d) providing that an Option issued to, held by or exercised by an Option Holder who is a citizen or resident of the United Sates of America, and otherwise meeting the statutory requirements, be treated as an "Incentive Stock Option" as that term is defined for purposes of the United States of America Internal Revenue Code of 1986, as amended.

3.7  Assignment of Options.

Unless otherwise permitted by Rule 16b-3 of the Exchange Act, if applicable, and approved in advance by the Committee, an Option granted to an Employee, Director or Consultant shall not be transferable by such Employee, Director or Consultant and shall be exercisable during such Employee, Director or Consultant's lifetime, only by such Employee, Director or Consultant or, in the event of such Employee, Director or Consultant's incapacity, his guardian or legal representative. Except as otherwise permitted herein, such Option shall not be assigned, pledged or hypothecated in any way (whether by operation of law or otherwise) other than by the laws of descent, and shall not be subject to executive, attachment, or similar process. Any attempted transfer, assignment, pledge, hypothecation or other disposition of any Option or of any rights granted thereunder contrary to the provisions of this Section 3.7, or the levy of any attachment or similar process upon an Option or such rights, shall be null and void.

3.8  Adjustments.

If prior to the complete exercise of an Option the Shares are consolidated, subdivided, converted, exchanged or reclassified or in any way substituted for (collectively, the "Event"), an Option, to the extent that it has not been exercised, will be adjusted by the Board in accordance with such Event in the manner the Board deems appropriate. No fractional Shares will be issued upon the exercise of the Options and accordingly, if as a result of the Event, an Option Holder would become entitled to a fractional Share, such Option Holder will have the right to purchase only the next lowest whole number of Shares and no payment or other adjustment will be made with respect to the fractional interest so disregarded.

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3.9  Vesting.

Upon the authorization of the grant of an Option, or at any time thereafter, the Committee may, subject to the provisions of Paragraph 3.3 of this Article III, prescribe the date or dates on which the Option becomes exercisable, and may, in its discretion, provide that the Option rights become exercisable (vest) in installments over a period of years, or upon the attainment of stated goals.

If deemed appropriate by the Committee, Options granted to Consultants providing Investor Relations services will vest in stages over 12-months with no more than 1/4 of the Options vesting in any three-month period. Options shall not be exercisable prior to their vesting.

3.10 Hold Period.

Apart from any resale restrictions under Securities Laws, the Option and any Shares issued upon the exercise of the Option will not be subject to any hold period.

3.11 Other Provisions.

The Option Certificate for an Incentive Option shall contain such limitations and restrictions upon the exercise of the Option as shall be necessary in order that such Option can be an "incentive stock option" within the meaning of
Section 422 of the Code. Further, the Option Certificate authorized under the Plan shall be subject to such other terms and conditions including, without limitation, restrictions upon the exercise of the Option, as the Committee shall deem advisable and which, in the case of Incentive Options, are not inconsistent with the requirements of Section 422 of the Code.

                                   ARTICLE IV
                               EXERCISE OF OPTION

4.1  Exercise of Option.

An Option may be exercised only by the Option Holder or the Personal Representative of the Option Holder. An Option Holder or the Personal Representative of an Option Holder may exercise an Option in whole or in part at any time or from time to time during the Exercise Period up to 5:00 p.m. (Toronto time) on the Expiry Date by delivering to the Corporation an Exercise Notice, the applicable Option Certificate and the purchase price equal to the aggregate Exercise Price of the Shares to be purchased pursuant to the exercise of the Option.

4.2  Issue of Share Certificates.

As soon as practicable following the receipt of the Exercise Notice, the Committee will cause to be delivered to the Option Holder a certificate for the Shares so purchased. If the number of Shares so purchased is less than the number of Shares subject to the Option Certificate surrendered, the Committee will forward a new Option Certificate to the Option Holder concurrently with delivery of the Share certificate for the balance of Shares available under the Option.

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4.3  Condition of Issue.

The Options and the issue of Shares by the Corporation pursuant to the exercise of Options are subject to the terms and conditions of this Plan and compliance with the rules and policies of all applicable Regulatory Authorities to the granting of such Options and to the issuance and distribution of such Shares, and to all applicable Securities Laws. The Option Holder agrees to comply with all such laws, regulations, rules and policies and agrees to furnish to the Corporation any information, reports or undertakings required to comply with and to fully cooperate with, the Corporation in complying with such laws, regulations, rules and policies.

                                   ARTICLE V
                                 ADMINISTRATION

5.1  Administration.

The Plan shall be administered by the Committee. A majority of the Committee shall constitute a quorum at any meeting thereof (including by telephone conference or other electronic medium) and the acts of a majority of the members present, or acts approved in writing by a majority of the entire Committee without a meeting, shall be the acts of the Committee for purposes of this Plan. The Committee may authorize one or more of its members or an officer of the Corporation to execute and deliver documents on behalf of the Committee. A member of the Committee shall not exercise any discretion respecting himself or herself under the Plan. The Board shall have the authority to remove, replace or fill any vacancy of any member of the Committee upon notice to the Committee and the affected member. Any member of the Committee may resign upon notice to the Board. The Committee may allocate among one or more of its members, or may delegate to one or more of its agents, such duties and responsibilities as it determines.

Subject to the provisions of the Plan, the Committee is authorized to:

     A. interpret the provisions of the Plan or of any Option or Option Certificate and to make all rules and determinations which it deems necessary or advisable for the administration of the Plan;

     B. determine which Consultants, Employees and Directors shall be granted Options;

     C. determine whether the Option to be granted shall be an Incentive Option or Nonstatutory Option if and when applicable;

     D. determine the number of Shares for which an Option or Options shall be granted;

     E. to determine the terms and conditions of any Option granted hereunder (including, but not limited to, the Option exercise price, the Option term, any exercise restriction or limitation and any exercise acceleration or forfeiture (or forfeiture waiver), in each case regarding any Option and the Shares relating thereto);

     F. to adjust the terms and conditions, at any time or from time to time, of any Option, subject to the limitations set forth herein;

     G. to determine under what circumstances an Option may be settled in cash, Common Stock, other equity, the surrender of debt, or cashless exercise arrangements;

     H. to provide for the forms of agreements to be utilized in connection with this Plan;

     I. to determine what securities law requirements are applicable to the Plan, Options, and the issuance of Shares and to require of an Employee, Consultant or Director granted Options that appropriate action be taken with respect to such requirements;

     J. provide for the acceleration of the right to exercise an Option (or portion thereof);

     K. to require as a condition of the exercise of an Option or the issuance or transfer of shares of Common Stock, the withholding from an Option Holder of the amount of any taxes as may be required by law;

     L.   to determine whether a termination for Cause has occurred;

     M. to determine the restrictions or limitations on the transfer of Shares;

     N. to determine whether an Option is to be adjusted, modified or purchased, or is to become fully exercisable, under this Plan or the terms of an Option Certificate;

     O. to adopt, amend and rescind such rules and regulations as, in its opinion, may be advisable in the administration of this Plan;

     P. to appoint and compensate agents, counsel, auditors or other specialists to aid it in the discharge of its duties; and

     Q. to take any other actions it deems necessary or advisable for the administration of the Plan;

provided, however, that with respect to Incentive Options, all such interpretations, rules, determinations, terms, and conditions shall be made and prescribed in the context of preserving the tax status of the Incentive Options as incentive stock options within the meaning of Section 422 of the Code.

The Committee shall have the authority to adopt, alter and repeal such administrative rules, guidelines and practices governing this Plan as it shall, from time to time, deem advisable, to interpret the terms and provisions of this Plan and any Option issued under this Plan (and any Option Agreement) and to otherwise supervise the administration of this Plan. Subject to the restrictions regarding Incentive Options, set forth above, the Committee's policies and procedures may differ with respect to Options granted at different times or to different Option Holders.

Any determination made by the Committee pursuant to the provisions of this Plan shall be made in its discretion, and in the case of any determination relating to an Option, may be made at the time of the grant of the Option or, unless in contravention of any express term of this Plan or an Agreement, at any time thereafter. All decisions made by the Committee pursuant to the provisions of this Plan shall be final and binding on all persons, including the Corporation and Option Holders.

The Committee may delegate to the chief executive officer and to other senior officers of the Corporation or its Affiliated Entities its duties under the Plan pursuant to such conditions or limitations as the Committee may establish, except that only the Committee may select, and grant Options to, Employees, Directors and Consultants who are subject to Section 16 of the Exchange Act. All determinations of the Committee shall be made by a majority of its members. No member of the Committee shall be liable for any action or determination made in good faith with respect to the Plan or any Option.

                                   ARTICLE VI
                           AMENDMENT AND TERMINATION

6.1  Amendment.

The Plan may be amended by the Board and such amendment shall become effective upon adoption by the Board; provided, however, that any amendment shall be subject to the approval of the stockholders of the Corporation at or before the next annual meeting of the stockholders of the Corporation if such stockholder approval is required by the Code, the OBCA, the rules of any stock exchange or automated quotation system on which the Shares may be listed or quoted, or if the Board, in its discretion, determines to submit such changes to the Plan to its stockholders for approval. Notwithstanding the foregoing, no amendment, alteration or discontinuation shall be made which would impair the rights of an Option Holder under an Option theretofore granted without the Option Holder's consent, except as may be required by law. The Board may amend the terms of any Option prospectively or retroactively, but no such amendment shall impair the rights of any Option Holder without the Option Holder's consent, except as may be required by law.

6.2  Regulatory Authority Approval.

This Plan and any amendments hereto are subject to all necessary approvals of the applicable Regulatory Authorities.

6.3  Disinterested Shareholder Approval.

Disinterested Shareholder approval must be obtained for any reduction in the Exercise Price if the Option Holder is an Insider of the Corporation at the time of the proposed reduction.

Disinterested Shareholder approval must be obtained if the number of Shares reserved for issuance to be granted to Insiders exceeds 10% of the issued and outstanding Shares and if the grant of Options to Insiders, within a 12-month period, exceeds 10% of the Corporation's issued and outstanding Shares.

6.4  Termination.

The Board or stockholders may terminate the Plan at any time provided that such termination will not alter the terms or conditions of any Option or impair any right of any Option Holder pursuant to any Option awarded prior to the date of such termination, which will continue to be governed by the provisions of the Plan.

6.5  Agreement.

The Corporation and every Option awarded hereunder will be bound by and subject to the terms and conditions of this Plan. By accepting an Option granted hereunder, the Option Holder has expressly agreed with the Corporation to be bound by the terms and conditions of this Plan.

                                  ARTICLE VII
                          INDEMNIFICATION OF COMMITTEE

In addition to such other rights of indemnification as they may have as directors or as members of the Committee, the members of the Committee shall be indemnified by the Corporation against all reasonable expenses, including attorneys' fees, actually and reasonably incurred in connection with the defense of any action, suit or proceeding, or in connection with any appeal therein, to which they or any of them may be a party by reason of any action taken by them as members of the Committee and against all amounts paid by them in settlement thereof (provided such settlement is approved by independent legal counsel selected by the Corporation) or paid by them in satisfaction of a judgment in any such action, suit or proceeding, except in relation to matters as to which it shall be adjudged in such action, suit or proceeding that the Committee member is liable for gross negligence or wilful misconduct in the performance of his or her duties. To receive such indemnification, a Committee member must first offer in writing to the Corporation the opportunity, at its own expense, to defend any such action, suit or proceeding.

                                  ARTICLE VIII
                                 SAVINGS CLAUSE

This Plan is intended to comply in all respects with applicable law and regulations, including, with respect to those Option Holders who are officers or directors for purposes of Section 16 of the Exchange Act, Rule 16b-3 of the Securities and Exchange Commission. In case any one or more provisions of this Plan shall be held invalid, illegal, or unenforceable in any respect under applicable law and regulation (including Rule 16b-3), the validity, legality, and enforceability of the remaining provisions shall not in any way be affected or impaired thereby and the invalid, illegal, or unenforceable provision shall be deemed null and void; however, to the extent permitted by law, any provision that could be deemed null and void shall first be construed, interpreted, or revised retroactively to permit this Plan to be construed in compliance with all applicable law (including Rule 16b-3) so as to foster the intent of this Plan. Notwithstanding anything herein to the contrary, with respect to Option Holders who are officers and directors for purposes of Section 16 of the

Exchange Act, no grant of an Option to purchase Shares shall permit unrestricted ownership of Shares by the Option Holder for at least six (6) months from the date of the grant of such Option, unless the Board determines that the grant of such Option to purchase Shares otherwise satisfies the then current Rule 16b-3 requirements.

                                  SCHEDULE "A"

                           API ELECTRONICS GROUP INC.
                               (the "Corporation")

                               Option Certificate

Unless context otherwise requires, or unless expressly defined herein, all capitalized terms will have the meanings specified in the Corporation's Stock Option Plan adopted August 1, 2003.

This Certificate is issued pursuant to the provisions of the Plan and evidences
that                       is the holder (the "Option Holder") of an option (the
     ---------------------
"Option") to purchase up to common shares (the "Shares") in the capital of the Corporation at a purchase price of US$ per Share. Subject to the provisions of the Plan:

     (a)  the Award Date of this Option is                 ; and
                                           ----------------

     (b)  the Expiry Date of this Option is                .
                                            ---------------

This Option may be exercised at any time and from time to time from and including the Award Date up to 5:00 p.m. (Toronto time) on the Expiry Date by delivery to the Committee of the Plan and Exercise Notice, in the form attached as Exhibit "I" to this Certificate, together with this Certificate and a certified cheque or bank draft payable to "API ELECTRONICS GROUP INC." in an amount equal to the aggregate of the Exercise Price of the Shares in respect of which this Option is being exercised.

This Option Certificate and the Option evidenced hereby is not assignable, transferable or negotiable and is subject to the detailed terms and conditions contained in the Plan, the terms and conditions of which the Option Holder hereby expressly agrees with the Corporation to be bound by. This Certificate is issued for convenience only and in the case of any dispute with regard to any matter in respect thereof, the provisions of the Plan and the records of the Corporation will prevail.

This Option is also subject to the terms and conditions in the schedules, if any, attached hereto.

The foregoing Option has been awarded this                day of               .
                                           --------------        --------------

API ELECTRONICS GROUP INC.


Per:
     --------------------------------------------
     Name:
     Title:

                                  EXHIBIT "I"

                                EXERCISE NOTICE

TO:     API ELECTRONICS GROUP INC. (the "Corporation")
AND TO: THE BOARD OF DIRECTORS THEREOF

Unless context otherwise requires, or unless expressly defined herein, all capitalized terms will have the meanings specified in the Corporation's Stock Option Plan adopted August 1, 2003.

          The undersigned holder of the Options evidenced by the Option
Certificate hereby subscribes for                    Shares of the Corporation
                                  ------------------
pursuant to such Options exercisable at an exercise price of US$
                                                                ----------------
until the Expiry Time (or such other price as is determined pursuant to the Option Certificate) on the terms specified in such Option Certificate and enclosed herewith a certified cheque, bank draft or money order payable to the order of the Corporation in payment therefor.

          The undersigned hereby irrevocably directs that the said Shares be issued and delivered as follows:

                                                                     Taxpayer
                                                                  Identification
                                   SIN Number      Number(s) of     Number (if
Name(s) in Full   Address(es)   (if applicable)   Common Shares     applicable)
---------------   -----------   ---------------   -------------   --------------

                                                                   (Page 1 of 2)

(Please print full name in which Share certificates are to be issued. If any Shares are to be issued to a person or persons other than the holder, the holder must pay to the Corporation all eligible transfer taxes or other government charges.)

     DATED this                 day of                    ,        .
                ---------------        -------------------  -------


----------------------------------          ------------------------------------
Signature Guaranteed                        Signature of Subscriber

                                            ------------------------------------
                                            Name of Subscriber

                                            ------------------------------------
                                            Address of Subscriber

                                            ------------------------------------

~ Please check if the Share certificates are to be delivered at the office where this Exercise Notice is surrendered, failing which the certificates will be mailed.

     Certificates will be delivered or mailed only after the transfer books of the Corporation have been opened for five business days after the due surrender of the Option Certificate as aforesaid.

                                                                   (Page 2 of 2)